Exhibit 99.1

-8655
FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2025 FIRST QUARTER RESULTS

-- Transitioned 12 Properties to New SHOP Portfolio; RIDEA Strategy Unlocking New Opportunities for Value Creation --

-- Issues Full Year 2025 Guidance --

WESTLAKE VILLAGE, CALIFORNIA, May 5, 2025 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the first quarter ended March 31, 2025.

	Three Months Ended
	March 31,
(unaudited, amounts in thousands, except per share data)	2025	2024
Total revenues	$49,031	$51,366
Net income available to common stockholders	$20,517	$24,065
Diluted earnings per common share	$0.45	$0.56

NAREIT funds from operations attributable to common stockholders ("FFO")(1)	$29,508	$29,909
NAREIT diluted FFO per common share(1)	$0.65	$0.69

FFO attributable to common stockholders, excluding non-recurring items ("Core FFO")(1)	$29,913	$27,532
Diluted Core FFO per share(1)	$0.65	$0.64

Funds available for distribution ("FAD")(1)	$34,680	$31,274
Diluted FAD per share(1)	$0.76	$0.73

FAD, excluding non-recurring items ("Core FAD")(1)	$32,021	$28,897
Diluted Core FAD per share(1)	$0.70	$0.67

(1)	Represents non-GAAP financial measures. A reconciliation of these measures is included in the tables at the end of this press release.

More detailed financial information is available in the tables at the end of this press release, the Company’s Supplemental Operating and Financial Data presentation for the 2025 first quarter, and its Form 10-Q, as filed with the Securities and Exchange Commission, both of which can be found in the Investor Relations section of www.ltcreit.com.

“We’re off to a strong start this year, with $176 million in gross assets converted or soon to be converted into a new SHOP portfolio, the hiring of an industry veteran with significant experience as our new chief investment officer, and a strong and growing pipeline,” said LTC’s co-CEOs Pam Kessler and Clint Malin. “The implementation of our RIDEA strategy has unlocked new opportunities for performance-driven upside. With momentum building and growth as our key priority, and backed by a seasoned team, ample access to capital, and a $300 million investment pipeline, we’re prepared to execute with discipline and precision to drive long-term, value-driven growth.”

First Quarter 2025 Financial Results:

●	Total revenues decreased due to one-time revenue received in 2024 related to the repayment of a $2.4 million of rent credit received in connection with the sale of a 110-unit assisted living community, and lower revenue from property sales and mortgage loan payoffs, partially offset by rent increases from fair-market rent resets, and higher income from sale lease-back financing receivables and additional loan funding.
●	Expenses increased due to a higher provision for credit losses related to the write-off of a note receivable and related interest receivable in connection with the conversion of a triple-net portfolio of 12 properties into the Company’s new structure authorized by the Real Estate Investment Trust (“REIT”) Investment Diversification and Empowerment Act of 2007 (“RIDEA”), and higher general and administrative expenses primarily due to higher incentive compensation in 2025 than in 2024. These increases were partially offset by lower interest expense from paying down the Company’s unsecured revolving line of credit, and scheduled principal paydowns on its senior unsecured notes, as well as reduced property tax expense.
●	Income from unconsolidated joint ventures increased as a result of receiving a 13% exit IRR of $3.0 million from the redemption of the Company’s preferred equity interest in a joint venture, and a 2024 mortgage loan origination accounted for as an unconsolidated joint venture in accordance with Generally Accepted Accounting Principles.
●	Income allocated to non-controlling interests increased due to new consolidated joint ventures formed in 2024 related to the increase in the sale lease-back financing receivable.
●	Net income available to common shareholders decreased by $3.5 million, primarily due to a decrease in gain on sale, and the changes in revenue and expenses, discussed above. These impacts were partially offset by an increase in income from unconsolidated joint ventures as a result of receiving a 13% exit IRR upon the redemption of our preferred equity interest in a joint venture.

2025 First Quarter Portfolio Update:

Preferred Equity Redemption and Asset Sale

●	Received $16.0 million, including a 13% exit IRR of $3.0 million, from the redemption of a preferred equity investment in a joint venture that owns a 267-unit independent and assisted living community in Washington;
●	Closed and sold a non-revenue producing 39-unit assisted living community in Ohio for $1.0 million, recording a gain on sale of $267,000; and
●	As previously announced, sold a non-revenue producing 29-unit assisted living community in Oklahoma for $670,000.

Debt and Equity

●	Borrowed $4.5 million under the Company’s unsecured revolving line of credit;
●	Repaid $7.0 million in scheduled principal paydowns on the Company’s senior unsecured notes; and
●	Sold 238,100 shares of common stock, generating $8.5 million of net proceeds under an equity distribution agreement.

Activities subsequent to March 31, 2025:

●	Transitioned 12 properties under Anthem’s triple-net leases into the new seniors housing operating portfolio (“SHOP”) under the RIDEA structure. An additional property with New Perspective is expected to transition later in the second quarter. The combined existing gross book value totals $176.1 million;
●	Repaid $18.9 million under the unsecured revolving line of credit; and
●	Sold 30,400 shares of common stock, generating $1.1 million in net proceeds under an equity distribution agreement.

Balance Sheet and Liquidity as of March 31, 2025:

LTC’s total liquidity was $681.2 million, including:

●	$23.3 million of cash on hand;
●	$276.2 million available under the unsecured revolving line of credit; and
●	Capacity to issue up to $381.7 million of common stock under LTC’s equity distribution agreements.

Guidance

The Company introduced 2025 full-year guidance, which includes the following:

●	The conversion of Anthem’s triple-net portfolio of 12 properties and the pending conversion of a property under New Perspective’s triple-net lease into the Company’s new SHOP portfolio;
●	SHOP net operating income (“NOI”) for the remaining eight months of 2025 in the range of $9.4 million to $10.3 million;
●	SHOP FAD capital expenditures for the remaining eight months of 2025 in the range of $600,000 to $800,000, or approximately $700 to $1,000 per unit (or $1,100 to $1,400 annualized per unit); and
●	General and administrative expenses for the full year of 2025 between $28.6 million and $29.5 million.
●	The guidance excludes additional investments, potential asset sales, financing, or equity issuances, as well as one-time, non-recurring items as follows:
o	A $6.5 million lease termination fee payment related to the pending New Perspective conversion;
o	Incremental RIDEA ramp-up and execution costs of approximately $1.1 million to $1.5 million, of which $303,000 were expensed during the first quarter; and
o	Approximately $1.1 million associated with an employee’s retirement.

Information and a reconciliation of funds from operations attributable to common stockholders, excluding non-recurring items, (“Core FFO”) and funds available for distribution, excluding non-recurring items, (“Core FAD”) can be found in the tables at the end of this press release.

●	GAAP net income attributable to LTC between $3.38 and $3.42 per share.
●	Diluted Core FFO between $2.65 and $2.69 per share.
●	Diluted Core FAD between $2.78 and $2.82 per share.

Conference Call Information

LTC will conduct a conference call on Tuesday, May 6, 2025, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended March 31, 2025. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	(888) 506-0062
International Number	(973) 528-0011
Conference Access Code	157482

Additionally, an audio replay of the call will be available one hour after the live call through May 20, 2025 via the following:

USA Toll-Free Number	(877) 481-4010
International Number	(919) 882-2331
Conference Number	52316

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s investment portfolio includes 187 properties in 25 states with 28 operating partners. Based on its gross real estate investments, LTC’s investment portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “could,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Examples of forward-looking statements include the Company’s 2025 full-year guidance and statements regarding the Company’s RIDEA pipeline, anticipated growth, and future strategy. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the Company’s dependence on its operators for revenue and cash flow; government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with federal, state, or local regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by the Company’s operators; the Company’s reliance on a few major operators; the Company’s ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation, operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of the Company’s real estate investments; the relative illiquidity of the Company’s real estate investments; the Company’s ability to develop and complete construction projects; the Company’s ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; the Company’s ability to grow if access to capital is limited; and a failure to maintain or increase the Company’s dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, and the Company’s publicly available filings with the Securities and Exchange Commission. The Company does not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2025		2024

	(unaudited)
Revenues:
Rental income	$31,444		$33,549
Interest income from financing receivables (1)	7,002		3,830
Interest income from mortgage loans	9,179		12,448
Interest and other income	1,406		1,539
Total revenues	49,031		51,366

Expenses:
Interest expense	7,913		11,045
Depreciation and amortization	9,162		9,095
Provision for credit losses	3,052		24
Transaction costs	441		266
Property tax expense	3,107		3,383
General and administrative expenses	6,971		6,491
Total expenses	30,646		30,304

Other operating income:
Gain on sale of real estate, net	171		3,251
Operating income	18,556		24,313
Income from unconsolidated joint ventures	3,665	(2)	376
Net income	22,221		24,689
Income allocated to non-controlling interests	(1,541)		(459)
Net income attributable to LTC Properties, Inc.	20,680		24,230
Income allocated to participating securities	(163)		(165)
Net income available to common stockholders	$20,517		$24,065

Earnings per common share:
Basic	$0.45		$0.56
Diluted	$0.45		$0.56

Weighted average shares used to calculate earnings per
common share:
Basic	45,333		42,891
Diluted	45,683		43,032

Dividends declared and paid per common share	$0.57		$0.57

(1)	Represents rental income from acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on the Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on the Consolidated Statements of Income.
(2)	Increase primarily due to the 13% exit IRR received in connection with the redemption of LTC’s preferred equity investment in a joint venture.

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share amounts)

	March 31, 2025	December 31, 2024
	(unaudited)	(audited)
ASSETS
Investments:
Land	$111,223	$118,209
Buildings and improvements	1,146,891	1,212,853
Accumulated depreciation and amortization	(383,853)	(405,884)
Operating real estate property, net	874,261	925,178
Properties held-for-sale, net of accumulated depreciation: 2025—$29,284; 2024—$1,346	42,458	670
Real property investments, net	916,719	925,848
Financing receivables,(1) net of credit loss reserve: 2025—$3,615; 2024—$3,615	357,845	357,867
Mortgage loans receivable, net of credit loss reserve: 2025—$3,169; 2024—$3,151	314,358	312,583
Real estate investments, net	1,588,922	1,596,298
Notes receivable, net of credit loss reserve: 2025—$448; 2024—$477	44,338	47,240
Investments in unconsolidated joint ventures	17,602	30,602
Investments, net	1,650,862	1,674,140

Other assets:
Cash and cash equivalents	23,295	9,414
Debt issue costs related to revolving line of credit	1,218	1,410
Interest receivable	61,754	60,258
Straight-line rent receivable	20,685	21,505
Lease incentives	3,074	3,522
Prepaid expenses and other assets	14,621	15,893
Total assets	$1,775,509	$1,786,142

LIABILITIES
Revolving line of credit	$148,850	$144,350
Term loans, net of debt issue costs: 2025—$154; 2024—$192	99,846	99,808
Senior unsecured notes, net of debt issue costs: 2025—$1,017; 2024—$1,058	433,483	440,442
Accrued interest	2,924	3,094
Accrued expenses and other liabilities	41,104	45,443
Total liabilities	726,207	733,137

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2025—45,888; 2024—45,511	459	455
Capital in excess of par value	1,091,524	1,082,764
Cumulative net income	1,746,115	1,725,435
Accumulated other comprehensive income	2,905	3,815
Cumulative distributions	(1,879,101)	(1,851,842)
Total LTC Properties, Inc. stockholders’ equity	961,902	960,627
Non-controlling interests	87,400	92,378
Total equity	1,049,302	1,053,005
Total liabilities and equity	$1,775,509	$1,786,142

(1)	Represents acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on the Consolidated Balance Sheets.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, amounts in thousands)

	Three Months Ended
	March 31,
	2025	2024
OPERATING ACTIVITIES:
Net income	$22,221	$24,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,162	9,095
Stock-based compensation expense	2,253	2,202
Gain on sale of real estate, net	(171)	(3,251)
Income from unconsolidated joint ventures	(3,665)	(376)
Income distributions from unconsolidated joint ventures	3,699	112
Straight-line rent adjustment	578	550
Adjustment for collectability of rental income	243	—
Adjustment for collectability of lease incentives	249	—
Amortization of lease incentives	199	233
Provision for credit losses	3,052	24
Application of interest reserve	—	(52)
Amortization of debt issue costs	271	267
Other non-cash items, net	24	24
Change in operating assets and liabilities
Lease incentives funded	—	(1,395)
Increase in interest receivable	(2,951)	(2,220)
(Decrease) increase in accrued interest payable	(170)	996
Net change in other assets and liabilities	(5,423)	(9,832)
Net cash provided by operating activities	29,571	21,066
INVESTING ACTIVITIES:
Investment in real estate properties	—	(315)
Investment in real estate capital improvements	(1,326)	(1,329)
Proceeds from sale of real estate, net	1,512	25,306
Investment in real estate mortgage loans receivable	(1,919)	(3,128)
Principal payments received on mortgage loans receivable	124	125
Proceeds from redemption of investments in unconsolidated joint ventures	13,000	—
Principal payments received on notes receivable	238	550
Net cash provided by investing activities	11,629	21,209
FINANCING ACTIVITIES:
Borrowings from revolving line of credit	15,000	10,300
Repayment of revolving line of credit	(10,500)	(35,500)
Principal payments on senior unsecured notes	(7,000)	(6,000)
Proceeds from common stock issued	8,485	4,453
Payments of common share issuance costs	(74)	(116)
Distributions paid to stockholders	(27,259)	(24,616)
Acquisition of and distribution paid to non-controlling interests	(1,188)	(109)
Financing costs paid	—	(402)
Cash paid for taxes in lieu of shares upon vesting of restricted stock	(4,772)	(1,532)
Other	(11)	(29)
Net cash used in financing activities	(27,319)	(53,551)
Increase (decrease) in cash and cash equivalents	13,881	(11,276)
Cash and cash equivalents, beginning of period	9,414	20,286
Cash and cash equivalents, end of period	$23,295	$9,010

See LTC’s most recent Quarterly Report on Form 10-Q for Supplemental Cash Flow Information

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing the Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in the consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of a loan thus creating an effective interest receivable asset included in the interest receivable line item in the consolidated balance sheet and reduces down to zero when, at some point during the loan term, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of the cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands):

	Three Months Ended
	March 31,
	2025	2024

GAAP net income available to common stockholders	$20,517	$24,065
Add: Depreciation and amortization	9,162	9,095
Less: Gain on sale of real estate, net	(171)	(3,251)
NAREIT FFO attributable to common stockholders	29,508	29,909

Add (Less): Non-recurring items(1)	405	(2,377)
FFO attributable to common stockholders, excluding non-recurring items ("Core FFO")	$29,913	$27,532

NAREIT FFO attributable to common stockholders	$29,508	$29,909
Non-cash income:
Add: Straight-line rent adjustment	578	550
Add: Amortization of lease incentives	447	233
Add: Other non-cash contra-revenue	243	—
Less: Effective interest income	(1,401)	(1,644)
Net non-cash income	(133)	(861)

Non-cash expense:
Add: Non-cash compensation charges	2,253	2,202
Add: Provision for credit losses	3,052	24
Net non-cash expense	5,305	2,226

Funds available for distribution ("FAD")	34,680	31,274

Less: Non-recurring income (1)	(2,659)	(2,377)
FAD, excluding non-recurring items ("Core FAD")	$32,021	$28,897

(1)	See the reconciliation of non-recurring items on the following page for further detail.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD by reconciling the non-recurring items (unaudited, amounts in thousands):

	Three Months Ended
	March 31,
	2025		2024
Reconciliation of non-recurring adjustments to NAREIT FFO:
Add: Working capital note and interest receivable write-off	$3,064	(1)	$—
Add: One-time transaction costs associated with the startup of new RIDEA platform	303		—
Deduct: Income from unconsolidated joint venture related to the 13% exit IRR received	(2,962)	(2)	—
Deduct: One-time rental income related to sold properties	—		(2,377)	(3)
Total non-recurring adjustments to NAREIT FFO	$405		$(2,377)

Reconciliation of non-recurring adjustments to FAD:
Deduct: Income from unconsolidated joint venture related to the 13% exit IRR received	$(2,962)	(2)	$—
Add: One-time transaction costs associated with the startup of new RIDEA platform	303		—
Deduct: One-time rental income related to sold properties	—		(2,377)	(3)
Total non-recurring cash adjustments to FAD	$(2,659)		$(2,377)

(1)	Represents the write-off of a working capital note and related interest receivable balance in connection with the transition to RIDEA.
(2)	Represents the 13% exit IRR received in connection with the redemption of LTC’s preferred equity investment in a joint venture.
(3)	Represents one-time rent credit received in connection with the sale of a 110-unit assisted living community in Wisconsin. The rent credit was provided to the operator during the new construction lease-up.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2025	2024

Basic NAREIT FFO attributable to common stockholders per share	$0.65	$0.70
Diluted NAREIT FFO attributable to common stockholders per share	$0.65	$0.69

Diluted NAREIT FFO attributable to common stockholders	$29,671	$30,074
Weighted average shares used to calculate NAREIT diluted FFO attributable to common stockholders per share	45,961	43,309

Basic Core FFO per share	$0.66	$0.64
Diluted Core FFO per share	$0.65	$0.64

Diluted Core FFO	$30,076	$27,697
Weighted average shares used to calculate diluted Core FFO per share	45,961	43,309

Basic FAD per share	$0.77	$0.73
Diluted FAD per share	$0.76	$0.73

Diluted FAD	$34,843	$31,439
Weighted average shares used to calculate diluted FAD per share	45,961	43,309

Basic Core FAD per share	$0.71	$0.67
Diluted Core FAD per share	$0.70	$0.67

Diluted Core FAD	$32,184	$29,062
Weighted average shares used to calculate diluted Core FAD per share	45,961	43,309

Reconciliation of FFO and FAD (continued)

Guidance

The Company is providing guidance for the 2025 full year. The following guidance ranges reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth below. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments. The 2025 full year guidance is as follows (unaudited, amounts in thousands, except per share amounts):

	Full Year 2025 Guidance(1)
	Low	High
GAAP net income attributable to LTC Properties, Inc.	$3.38	$3.42
Less: Gain on sale, net of impairment loss	(1.74)	(1.74)
Add: Depreciation and amortization	0.80	0.80
Add: Effect of dilutive securities	0.02	0.02
Diluted NAREIT FFO attributable to common stockholders	2.46	2.50
Add: Non-recurring one-time items(2)	0.19	0.19
Diluted Core FFO	$2.65	$2.69

NAREIT FFO attributable to common stockholders	$2.44	$2.48
Less: Non-cash income	(0.04)	(0.04)
Add: Non-cash expense	0.27	0.27
Less: Recurring capital expenditures	(0.02)	(0.02)
Add: Effect of dilutive securities	0.02	0.02
Diluted FAD	2.67	2.71
Add: Non-recurring on-time items(2)	0.11	0.11
Diluted Core FAD	$2.78	$2.82

(1)	The guidance assumptions include the following:
a)	The conversion of Anthem’s triple-net portfolio of 12 properties and the pending conversion of a property under New Perspective’s triple-net lease into the Company’s new SHOP;
b)	SHOP NOI for the remaining eight months of 2025 in the range of $9,400 to $10,300;
c)	SHOP FAD capital expenditures for the remaining eight months of 2025 in the range of $600 to $800 or approximately $0.7 to $1.0 per unit (or $1.1 to $1.4 annualized per unit); and
d)	General and administrative expenses for the full year of 2025 between $28,600 and $29,500.
e)	The guidance excludes additional investments, potential asset sales, financing, or equity issuances, as well as one-time, non-recurring items as follows:
i.	A $6,500 lease termination fee payment related to the pending New Perspective conversion;
ii.	Incremental RIDEA ramp-up and execution costs of approximately $1,100 to $1,500, of which $303 were expensed during the first quarter; and
iii.	Approximately $1,100 associated with an employee’s retirement.
(2)	Represents items included in the reconciliation of non-recurring items above, the $6,500 lease termination fee payment, approximately $1,100 to $1,500 of incremental RIDEA ramp-up costs, and the $1,100 of costs associated with an employee’s retirement.